UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2014 (November 3, 2014)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Agreement

On November 3, 2014, the Management Agreement dated as of October 28, 2009, as subsequently amended, among Two Harbors Investment Corp. (the “Company”), Two Harbors Operating Company LLC and PRCM Advisers LLC (the “Manager”), was amended to (i) expand the class of assets in which the Company may invest to include commercial real estate assets, inclusive of commercial mortgage loans, commercial real property, commercial mortgage-backed securities, commercial real estate corporate debt and loans and other commercial real estate-related investments in the U.S.; and (ii) include an additional provision clarifying certain intellectual property matters as between the Company and the Manager, including Manager’s grant of a non-exclusive license to the Company and its subsidiaries to use Manager’s intellectual property for the Company’s business purposes for the term of the Management Agreement (the “Amended Management Agreement”).

The foregoing description of the Amended Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Management Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to Management Agreement dated November 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: November 7, 2014